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[LOGO] macrovision

                                                         Macrovision Corporation
                                                       2830 De La Cruz Boulevard
                                                           Santa Clara, CA 95050

                                                             (408) 743-8600 Main
                                                              (408) 743-8610 Fax

FOR IMMEDIATE RELEASE
---------------------

MEDIA CONTACT:
Miao Chuang
Macrovision Corporation
+1 (408) 562 8451
mchuang@macrovision.com
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                       INTUIT CONTINUES USE OF MACROVISION
                           SAFECAST(R) DRM TECHNOLOGY

SANTA CLARA, Calif. -- May 15, 2003 -- Macrovision Corporation (Nasdaq: MVSN) announced today that on May 14, 2003, Intuit announced their revenues of TurboTax(R) software grew 24% year-to-date and that their MyCD offering had been more successful than anticipated. However, based upon the unique expectations of Intuit's TurboTax customers, Intuit and Macrovision have decided to not implement SafeCast product activation technology for the 2003 tax season in copies of TurboTax that are sold through retail and direct channels. Intuit will continue to use SafeCast DRM technologies in promotional versions of TurboTax, of which millions of copies were issued in the 2002 tax year.

Macrovision's SafeCast(R) DRM technology has been used for over six years to manage the licensing of billions of dollars worth of PC software, and is licensed by 6 of the top 11 retail software vendors in the US. It is a powerful and flexible DRM system that allows software publishers to implement different levels of product activation, from locking the application to a single PC to allowing the application to run on multiple PCs.

"Macrovision continues to be responsive to our needs, and although we have decided not to incorporate SafeCast into pre-paid TurboTax products next year, we will continue working with Macrovision to improve and evolve the technology," said Tom Allanson, senior vice president of Intuit's consumer tax division.

"Our SafeCast technology has been widely deployed in a variety of products, but given the particular needs and expectations of the retail consumer tax market, we have decided to make certain improvements to our technology, which have been underway for months now," says Brian McPhail, Macrovision vice president of SafeCast. "With over 140 employees (out

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of Macrovision's 300 employee base) dedicated to software licensing, Macrovision is the world's leading vendor of software licensing technologies. We continue to see increased utilization by software companies as they adopt more flexible and innovative marketing programs, at the same time protecting their intellectual property. We have always sought the most demanding markets and customers in order to help us develop the best products in the world. We look forward to continuing to work with Intuit to deliver products that are right for consumers and right for publishers."

ABOUT MACROVISION
Macrovision develops and markets digital rights management ("DRM"), copy protection and electronic license management technologies for the consumer software, enterprise software, home video and music industries. Macrovision's copy control and DRM solutions for consumer software enable publishers to develop, distribute, and promote their products securely while facilitating flexible licensing options for consumers. Macrovision has its corporate headquarters in Santa Clara, California, with international offices in London, Frankfurt, Tel Aviv, Tokyo, Hong Kong, Taipei and Seoul. For more information, visit our website at WWW.MACROVISION.COM.

Macrovision and SafeCast are registered trademarks of Macrovision Corporation in the United States and/or other countries. Intuit and TurboTax are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.


This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. A number of factors could cause Macrovision's actual results to differ from anticipated results expressed in such forward-looking statements. Such factors are addressed in Macrovision's filings with the Securities and Exchange Commission (available at WWW.SEC.GOV). Macrovision assumes no obligation to update any forward-looking statements.


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